U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2005

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22122 20TH AVENUE S.E., SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended t simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On May 11, 2005 John C. Fiddes, Jeffrey A. Miller and Daniel O. Wilds were elected to serve as Class II directors of Helix BioMedix, Inc. (“Helix”) during Helix’s annual shareholder meeting. Class II directorships have a three-year term.

On May 12, 2005 Helix’s board of directors appointed the following individuals to serve as officers of the company: R. Stephen Beatty, President and Chief Executive Officer, David Kirske, Chief Financial Officer, Secretary and Treasurer; Timothy Falla, Chief Scientific Officer; and David Drajeske, Vice President – Business Development.

Also on May 12, 2005, Helix’s board of directors appointed the following individuals to serve as the members of the committees indicated:

Audit Committee	George A. Murray (Chairman), Randall L-W Caudill, Daniel O. Wilds
Compensation Committee	Jeffrey A. Miller (Chairman), Randall L-W Caudill, Daniel O. Wilds, Barry L. Seidman
Governance Committee	Jeffrey A. Miller (Chairman), Randall L-W Caudill, Daniel O. Wilds

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc. (Registrant)

Date:	May 25, 2005	/s/	R. Stephen Beatty

R. Stephen Beatty
President and Chief Executive Officer